Exhibit 3.729

	Prescribed by J. Kenneth Blackwell	Expedite this Form: (Select One)

	Ohio Secretary of State	Mail Form to one of the Following:
	Central Ohio: (614) 466-3910	☐ Yes	PO Box 1390
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)		Columbus, OH 43216
*** Requires an additional fee of $100 ***
www.state.oh.us/sos		☐ No	PO Box 670
e-mail: busserv@sos.state.oh.us			Columbus, OH 43216
INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Non-Profit)
Filing Fee $125.00
THE UNDERSIGNED HEREBY STATES THE FOLLOWING:
(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Incorporation Profit	(2) ☐ Articles of Incorporation Non-Profit	(3) ☐ Articles of Incorporation Professional (170-ARP)
(113-ARF)	(114-ARN)	Profession

ORC 1701	ORC 1702	ORC 1785
Complete the general information in this section for the box checked above.

FIRST:	Name of Corporation	Port Clinton Landfill, Inc.

SECOND:	Location	Port Clinton	Ottawa
		(City)	(County)

Effective Date (Optional)		Upon filing (mm/dd/yyyy)	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
☐ Check here if additional provisions are attached
Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed

Primarily to engage in and conduct business of non-hazardous solid waste management and disposal, and to engage in any other business or activity permitted under Ohio law.

Complete the information in this section if box (1) or (3) is checked.
FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any)

1,000	Common	0.01

(No. of Shares)	(Type)	(Par Value)
(Refer to instructions if needed)

Completing the information in this section is optional

FIFTH:	The following are the names and addresses of the individuals who are to serve as initial Directors.

Steven M. Helm

(Name)
15880 N Greenway-Hayden Loop, Suite 100

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	Scottsdale (City)	Arizona (State)	85260 (Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)
     REQUIRED
Must be authenticated
(signed) by an authorized
representative (See Instructions)

	/s/ Steven M. Helm	May 6, 2004

	Authorized Representative	Date

Steven M. Helm

Print Name

	Authorized Representative	Date

Print Name

	Authorized Representative	Date

Print Name

OH001-04/15/2003 C T System Online		Last Revised: May 2002